EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

FGX International Holdings Limited:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of FGX International Holdings Limited (the “Company”) of our report dated March 19, 2007, except as to Notes 8 and 20(a), which are as of May 24, 2007 and except as to Note 20(b), which is as of October 18, 2007, with respect to the consolidated balance sheets of the Company and subsidiaries as of December 31, 2005 and December 30, 2006, and the related consolidated statements of operations, changes in shareholders’ equity (deficit) and comprehensive income (loss) and cash flows for the fiscal years ended January 1, 2005, December 31, 2005 and December 30, 2006 and the use of our report dated March 19, 2007 with respect to the related financial statement schedule, which appear in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 23, 2007.  Our reports refer to a change in accounting for share-based payments.

/s/ KPMG LLP

Providence, Rhode Island
December 11, 2007